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                                                                 Exhibit 99.A3




                                  AMENDMENT TO
                          THE PAINEWEBBER EQUITY TRUST
                               ABCs TRUST SERIES 1
               AND SUBSEQUENT SERIES OF PAINEWEBBER EQUITY TRUST
                     STANDARD TERMS AND CONDITIONS OF TRUST
                            DATED AS OF JULY 1, 1998

                                     BETWEEN

                     PAINEWEBBER INCORPORATED, AS SPONSOR,
                                       AND
                   INVESTORS BANK & TRUST COMPANY, AS TRUSTEE


         This Amendment (the "Amendment Agreement") dated as of June 24, 2002 between UBS PaineWebber Incorporated, as sponsor (the "Sponsor"), and Investors Bank & Trust Company, as trustee (the "Trustee") amends the document entitled "The PaineWebber Equity Trust, ABCs Trust Series 1, and Subsequent Series of PaineWebber Equity Trust Standard Terms and Conditions of Trust, dated as of July 1, 1998, between PaineWebber Incorporated, as Sponsor, and Investors Bank & Trust Company, as Trustee" (hereinafter the "Standard Terms").

         WITNESSETH THAT:

         WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the UBS PaineWebber Equity Trust and various unit investment trusts thereunder; and

         WHEREAS, the parties hereto desire to amend the Standard Terms to change the terminology in the Standard Terms relating to the Exchange Option to reference instead the Rollover Option, in order to more closely match the terminology used in the Prospectuses of those Trusts offering such Option, and to further amend the notification procedures relating to such Option, as more fully set forth below;

         WHEREAS, pursuant to Section 10.01(a)(5) of the Standard Terms, the Standard Terms may be amended from time to time by the Sponsor and the Trustee without the consent of any of the Unitholders


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to make such provisions as shall not materially adversely affect the interests of the Unitholders;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

         1. Section 1.01 of the Standard Terms is hereby amended by deleting the defined term "Election Notice" and replacing it with the defined term "Rollover Notice." The definition of such term is to remain in place and shall not be affected by the amendment made by this paragraph (1).

         2. Section 1.01 of the Standard Terms is hereby amended by deleting the references to "Election Notice" in the definitions of "Exchange Notification Date," "Special Redemption Date" and "Special Liquidation Period" and replacing such reference with "Rollover Notice" in each case.

         3. Section 1.01 of the Standard Terms is hereby amended by deleting the words "an exchange and" in the definition of "Exchange Series" and replacing such words with the word "a."

         4. Section 1.01 of the Standard Terms is hereby amended by deleting the defined term "Exchange Distribution" and replacing it with the defined term "Rollover Distribution." The definition of such term is to remain in place and shall not be affected by the amendment made by this paragraph (4).

         5. Section 1.01 of the Standard Terms is hereby amended by deleting the defined term "Exchange Series" in its entirety and substituting the following definition in its place:

            "Rollover Series

            Any Trust designated as such in the Trust Indenture and the Prospectus relating to such Trust, the units of which may be used to purchase units of another Trust in a Rollover of such units pursuant to Section 5.03."

         6. Section 1.01 of the Standard Terms is hereby amended by deleting the defined term "Exchange Notification Date" and replacing it with the defined term "Rollover Notification Date." The definition of such term is to remain in place and shall not be affected by the amendment made by this paragraph (6).

         7. Section 1.01 of the Standard Terms is hereby amended by deleting the defined term "Exchange Unitholder" and replacing it with the defined term "Rollover Unitholder." The definition of such term is to remain in place and shall not be affected by the amendment made by this paragraph (7).

         8. Section 1.01 of the Standard Terms is hereby amended by deleting the defined term


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         "New Series" and replacing it with the defined term " New Rollover
Series" and replacing each reference to "New Series" in the Standard Terms with "New Rollover Series" in each case. The definition of such term is to remain in place and shall not be affected by the amendment made by this paragraph (8).

         9. Unless the context otherwise requires, the Standard Terms is hereby amended in its entirety by deleting every instance of the capitalized word "Exchange" therein, except as such word is be used to indicate any national securities exchange or market, the United States Securities and Exchange Commission, or the Securities Exchange Act of 1934. All such deletions shall be replaced with the capitalized word "Rollover". No instances of the lower-case word "exchange," nor any variants thereof, are to be affected by this paragraph
(9).

         10. Section 5.03 (a) of the Standard Terms is hereby amended by deleting the text of Section 5.03 (a) in its entirety and substituting the following text in its place:

               "(a) If the Trust Indenture with respect to any Trust indicates that it is a Rollover Series (a "Current Rollover Series"), and if the Sponsor shall then offer a subsequent Trust with respect to which Unitholders of such Current Rollover Series may exercise the Rollover Option (as defined in the relevant Prospectus) for such Trust (the "New Rollover Series"), the Sponsor will inform such Unitholders , if their redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Rollover Series, that they may elect to have their Unit(s) redeemed on the Special Redemption Date and receive an In-Kind Distribution of Units of the New Rollover Series in respect thereof. The Sponsor, in so notifying the Unitholders of the Current Rollover Series, shall use any of the following means, the choice of which means to be utilized to be at the sole discretion of the Sponsor (the "Rollover Notice"):


                    (1) a writing sent by U.S. mail to each individual Unitholder, which writing may be included in such Unitholder's regular account statement;

                    (2) a telephone call from the individual Unitholders' stockbrokers either at the Sponsor's request or on the stockbrokers' own initiative; or

                    (3) by any method allowed for delivery of investors' order confirmations under Rule 10b-10 under the Securities Exchange Act.

               In addition to the foregoing, the Sponsor may, but is not required to, notify Unitholders by either or both of the following means:

                    (4) a statement applicable to all such Unitholders posted on the Sponsor's website; or

                    (5) an electronic mail message from the Sponsor to the Unitholder(s).

               The notification required by this section 5.03 (a) shall be first given to Unitholders of the Current Rollover Series at least 40 days prior to the relevant Rollover Notification Date."

         11. Pursuant to Section 10.01 of the Standard Terms, the parties hereby agree that paragraphs (1) through (10) of this Amendment Agreement are made in compliance with the provisions of


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         Section 10.01(a) thereof and that the parties hereto have determined in good faith that the changes contained in this Amendment Agreement will not materially adversely affect the interests of Unitholders.

         12. The Standard Terms is hereby amended by deleting every instance of the term "PaineWebber", including in the title of the Standard Terms. All such deletions shall be replaced with the term "UBS PaineWebber".

         13 Pursuant to Section 10.01(c) of the Standard Terms, notice of this Amendment Agreement will be included in the annual report to Unitholders described in Section 3.05 of the Standard Terms.

         14 Except as amended hereby, the Standard Terms now in effect is in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

         15. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed on the date hereof.

                 [Remainder of page intentionally left blank.]



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                     UBS PAINEWEBBER INCORPORATED,
                     as Sponsor


                     By:
                        -----------------------------
                        Title: Equity Division Business Manager


ATTEST:
       -----------------------------


TITLE:


                     INVESTORS BANK & TRUST COMPANY,
                     as Trustee


                     By:
                        ------------------------------
                        Title: Officer

ATTEST:
       -------------------------------


TITLE:


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STATE OF NEW YORK      )
                         : ss.:
COUNTY OF NEW YORK     )

         On the 24th day of June in the year 2002 before me personally came Christine Tripi Pasquin to me known, who, being by me duly sworn, did depose and say that she is the Equity Division Business Manager of UBS PaineWebber Incorporated, the corporation described in and which executed the above instrument; and that she signed her name thereto by like authority.


                             ---------------------------------
                                       Notary Public


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COMMONWEALTH OF MASSACHUSETTS      )
                                   : ss.:
COUNTY OF _________________        )

         On the 24th day of June in the year 2002 before me personally came Peter Donatio to me known, who, being by me duly sworn, did depose and say that he is a Director of Investors Bank & Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by like authority.

                             ---------------------------------
                                       Notary Public

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                  CERTIFICATE OF UBS PAINEWEBBER INCORPORATED
                     AS TO COMPLIANCE WITH SECTION 10.01(a)
                        OF THE PAINEWEBBER EQUITY TRUST
                              ABCs TRUST SERIES 1
               AND SUBSEQUENT SERIES OF PAINEWEBBER EQUITY TRUST
                     STANDARD TERMS AND CONDITIONS OF TRUST
                            DATED AS OF JULY 1, 1998
                             (THE "STANDARD TERMS")


         The undersigned, as Equity Division Business Manager of UBS PaineWebber Incorporated (the "Sponsor") does hereby certify in the name and on behalf of the Sponsor that, as of the date hereof:

         1. I am the duly appointed and qualified Equity Division Business Manager of the Sponsor, acting as such;

         2. I have both read and understood the text of the Amendment Agreement dated as of June 24, 2002; and

         3. Upon due consideration of the facts and circumstances deemed to be relevant to the determination required by Section 10.01 of the Standard Terms, such Amendment Agreement will not materially adversely affect the interests of the Unitholders of the Trust.

         IN WITNESS WHEREOF, the undersigned has executed this certificate in the name and on behalf of said Sponsor and under its corporate seal this 24th day of June, 2002.


                          UBS PAINEWEBBER INCORPORATED


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                          By:
                              ----------------------------
                              Title: Equity Division Business Manager



(SEAL)